LEASE AGREEMENT

         THIS LEASE AGREEMENT between EDRO ASSOCIATES, a New Jersey partnership having its principal place of business at 300 Jacksonville Road, P. 0. Box 117, Pompton Plains, Morris County, New Jersey 07444, as Landlord; and BALTEK CORPORATION, a New Jersey Corporation having a place of business at 10 Fairway Court, P.O. Box 195, Northvale, New Jersey 07647, as Tenant.

                                  WITNESSETH:

         The Landlord does hereby let unto the Tenant and the Tenant does hereby hire from the Landlord the Premises located at 108 Fairway Court, Northvale Township, Bergen County, New Jersey (Tax Lot 13, Block 1101) containing 80,000 square foot office/warehouse/commercial building together with parking, landscape and other site improvements.

         1. TERM

         1.1 The initial term of this lease shall be five and one-half (5.5) months beginning on September 15, 2000 ("Commencement Date") and ending on February 28, 2001. During this initial term, Tenant shall occupy only 54,400 sq. ft. of the building (See attached Exhibit A) at $5.00 per square foot or $22,666.67 per month, and Hasbro, Inc. will occupy the additional 25,600 sq. ft. as co-tenant. All other charges (taxes/C.A.M./etc.) shall be paid 66.75% by Tenant Baltek and 33.25% by co-tenant Hasbro, Inc. during this five and one-half month initial term.

         1.1.1 If Hasbro, Inc. is not out of the building and delivery of the entire premises is not effected by March 1, 2001 or if Landlord's work is not concluded by that date, rent and all other charges for the additional space shall be abated until those items are completed and rent for the initial space shall be reduced by 50% for every day of delay.

         1.2 The main term of this lease shall be nine (9) years beginning on March 1, 2001 and ending at 11:59 p.m. on February 28, 2010 (subject to extension, the "Termination Date"), during which term Tenant will then be the sole tenant and will pay rent and other charges based on the entire 80,000 square feet.

         The Tenant shall have the right to renew the lease for two (2) additional five (5) year terms to commence at the expiration of the main term provided the tenant has satisfied all of the following conditions:

                  1.2.1 Delivered written notice to the Landlord, at least twelve (12) months prior to expiration of the main term, of its intent to exercise such option, by certified mail return receipt requested and regular mail at the address noted hereinabove or any address to which Tenant may hereinafter be directed.

                  1.2.2 Tenant shall not then be in default under the terms of this lease beyond applicable notice and cure periods as stated herein.

         1.3 At the signing of this lease, Tenant shall provide proof of insurance, corporate resolution, post security and pay the first months rent.

         1.4 Unless otherwise indicated herein, the premises shall be leased in "as is" condition and the Tenant, by the execution of this lease, acknowledges that it has inspected the premises and accepts them.

         2. USE

         2.1 The premises shall be used and occupied by the Tenant for the following uses and purposes: offices, warehouse, assembly and manufacturing as permitted by local zoning ordinance. It shall be Tenant's responsibility to obtain the necessary municipal approvals for occupancy.

         2.2 Quiet Enjoyment Landlord covenants that Tenant, on paying the rent and performing its obligations under this lease, shall and may peaceably and quietly have, hold and enjoy the Premises for the term.

         3. RENTAL

         The Tenant shall pay to the Landlord triple net rent, which payments may be arranged by wire transfer from Tenant to Landlord, which shall be subject to a five (5%) percent late charge if not received by the 5th of each month, as follows:

         3.1 Initial Term. Beginning on the Commencement Date and ending on February 28, 2001, during this initial term, Tenant shall occupy only 54,400 sq. ft. of the building (See attached Exhibit A) at $5.00 per square foot or $22,666.67 per month. September 2000 rent and other charges shall be pro-rated on a daily basis.

         3.2 Main Term.

                  3.2.1 Years 1 - 4. The sum of $5.00 per square foot annually, or $400,000.00 per year, payable in equal monthly installments each in the sum of $33,333.33, hereinafter referred to as base rent, on the first day of each and every month in advance without notice.

                  3.2.2 Years 5 - 9. Base rent plus CPI increases.

         3.3 Renewal Term.

         The Tenant shall have the right to renew the lease for two (2) additional five (5) year terms to commence at the expiration of the main term provided the tenant has satisfied all of the following conditions:

                  3.3.1 Delivered written notice to the Landlord, at least twelve (12) months prior to expiration of the main term or the first extension term, as the case may be, of its intent to exercise such option, by certified mail return receipt requested and regular mail at the address noted hereinabove or any address to which Tenant may hereinafter be directed.

                  3.3.2 Tenant shall not then be in default under the terms of this lease beyond applicable notice and cure periods as stated herein.

         3.4 C.P.I. Adjustment. The base rent for years 5-9 and the renewal option rent shall be subject to annual upwards (but not downwards) readjustment on the annual anniversary date of the lease, based upon the Consumer Price Index (All urban consumers, all items, New York Metropolitan Area, U.S. Department of Labor, Bureau of Labor Statistics (based upon the differential in the index at the inception of the main term or renewal term and the index then prevailing on the adjustment date of the term). The main term shall use March 1, 2001 as the base year for all annual increases. Each renewal term shall use March 1 of the first year of such term as the base year for annual increases (i.e. March 1, 2010 and March 1, 2015).

                  3.4.1 Rent for Renewal Terms. Tenant shall have two (2) options, exercisable by notice to Landlord at least 12 months prior to the expiration of the then remaining Term, to extend the Term for two (2) separate periods of five (5) years each upon the same terms and conditions as are contained in this Lease, except that the base rent payable during the first twelve months of any extension period shall be equal to the Fair Market Rent, subject to increases during each twelve month period thereafter during the renewal term determined by adjusting the base rent based on the increases in the CPI as of the beginning of each subsequent twelve month period.

     Fair Market Rent. If the parties cannot agree upon the Fair Market Rent, then the Tenant shall select an M.A.I. appraiser familiar with commercial rentals in the Bergen County, New Jersey area to establish a Fair Market Rent for the leased premises. If Landlord does not agree with this rent, Landlord shall select an M.A.I. appraiser familiar with commercial rentals in the Bergen County, New Jersey area to establish a Fair Market Rent for the leased premises. If Tenant does not agree with this rent, then the Tenant's appraiser and Landlord's appraiser shall select a third M.A.I. appraiser familiar with commercial rentals in the Bergen County, New Jersey area to establish a Fair Market Rent for the leased premises, which Fair Market Rent shall not be higher than the higher appraisal nor lower than the lower appraisal, and which Fair Market Rent shall be binding. Each party will pay its own appraiser and the cost of the third appraiser shall be shared equally.

                  3.5 Additional Rent. Except as noted in Par. 1.1 for the initial term, for the main term and thereafter, in addition to the rent noted herein, the Tenant shall be responsible for the payment of the following:

                           3.5.1    Real Estate Taxes;
                           3.5.2    Real Estate Assessments;
                           3.5.3    Water Rents;
                           3.5.4    Meter Charges;
                           3.5.5    Sewer Charges;
                                    3.5.5.1 All taxes,  sewer and water  charges
                                    and other charges  imposed against or levied
                                    upon the premises  shall be  apportioned  as
                                    between   Landlord   and   Tenant   at   the
                                    Commencement Date and the Termination Date.
                           3.5.6 Heating and utility charges including gas and electric;
                           3.5.7 Liability, fire and casualty insurance as hereinafter provided;
                           3.5.8 Repair or replacement of minor and major parts or components of heating, plumbing; air conditioning and electrical systems; except that if a major part or unit of HVAC equipment requires replacement during the
                                    first   two   years    after   the   initial
                                    commencement   date,   Landlord   shall   be
                                    responsible. Tenant shall be responsible for repair or replacement of minor parts or components for these two years;
                           3.5.9 Interior and exterior building and grounds maintenance;
                           3.5.10   Snow plowing and ice removal;
                           3.5.11   Lawn Maintenance;
                           3.5.12 Interior maintenance - decorating, cleaning and janitorial;
                           3.5.13 Sprinkler System Maintenance (cost of monitoring same).
                           3.5.14 Yearly Roof Maintenance. Landlord shall replace the roof with a new roof prior to February 28, 2001 which roof shall include a fifteen (15) year warranty.

         3.6 If the Tenant fails to pay any of the items noted in 3.5 in a timely fashion, Landlord shall give Tenant ten (10) days notice in writing, certified mail return receipt requested, and regular mail at the leased premises of its default. If Tenant fails to abate its default in any item within those ten days, in addition to all other remedies provided for herein or as permitted by law, Landlord shall have the right to establish a monthly escrow charge and to require Tenant to pay, in addition to the rent noted in Par. 3, a monthly sum to insure payment of those items noted in Par. 3.5.

     3.7 Permitted Contests. Tenant, at its expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, any legal requirement with which Tenant is required to comply pursuant to this lease or the amount or validity or application, in whole or in part, of any tax or other charge which Tenant is obligated to pay or any lien, encumbrance or charge not permitted by this lease, provided that (a) the commencement of such proceedings shall suspend the enforcement of collection thereof against or from Landlord and against or from the premises, (b) neither the premises nor any rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost, (c) Tenant shall have furnished such security, if any, as may be required in the proceedings and as may be reasonably required by Landlord, and (d) if such contest be finally resolved against Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon. Landlord shall complete and return all information forms to taxing authorities on a timely basis and, at Tenant's expense, shall execute and deliver to Tenant such authorization and other documents as reasonably may be required in any such contest and, so long as Tenant has paid Tenant's share of taxes, Landlord shall keep taxes current during such proceedings. Tenant shall indemnify and save Landlord harmless against any cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom. Tenant shall not be in default hereunder in respect to the compliance with any legal requirement with which Tenant is obligated to comply pursuant to this lease or in respect to the payment of any tax or other charge which Tenant is obligated to pay or any lien, encumbrance or charge not permitted by this lease which Tenant is in good faith contesting.

         4. REPAIRS AND RENOVATIONS

         The Landlord shall be responsible for the renovations and other work as set forth in Exhibit B, if any, prior to the commencement date.

                  4.1 Otherwise, the Tenant, on commencement of the main term, shall take good care of the premises, and at its own cost and expense conduct all ordinary maintenance and repairs and replacements to the leased premises. The costs of all construction for Tenants requirements shall be Tenant's exclusive responsibility.

The Tenant shall advise Landlord in writing of all work to be done. The Tenant agrees at the end or other expiration of this lease to deliver the demised premises in the condition in which Tenant is required to maintain same, reasonable wear and tear, damage by fire and other insurable casualties and action by the elements excepted.

                  4.2 Landlord shall have the right to demand that Tenant, at its cost, restore the premises to the condition at the commencement of the lease unless otherwise agreed to in writing at the commencement of the renovations, subject to reasonable wear and tear, Landlord's work and Tenant's work approved by Landlord. Landlord approves the Tenant's work identified in Exhibit C attached hereto.

                  4.3 All repairs, renovations shall conform to all building code requirements and Tenant shall be responsible for all municipal approvals/permits and to insure that, where required, Tenant's work is done by persons holding appropriates licenses.

         5. SECURITY DEPOSIT

                  5.1 The Tenant shall deposit with the Landlord the sum of $66,666.66 or two (2) months rent as security for the payment of the rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. Such security shall be payable upon execution of this leasehold agreement. If Tenant exercises the renewal option as set forth in Section 3.3 herein, the security shall be increased, if the rent increases, to equal two (2) months of the increased base rent. The security shall be refunded to the Tenant, without interest, after the expiration of the term hereof, but not later than 60 days following termination of the Lease, provided that the Tenant has fully and faithfully performed all such covenants and conditions, is not in arrears in rent, or otherwise in default/breach of the lease.

                  5.2 The Landlord may, if the Landlord so elects, have recourse to such security, for any purpose, including Landlord's use of such funds for its own purposes subject to its obligation to make repayment thereof to the Tenant pursuant to the terms of this lease. The Landlord may also, if it so elects, have recourse to such security, to make good any default by the Tenant, then in such event the Tenant shall, on demand, promptly restore said security to its original amount, which must be paid by the next rent due date.

                  5.3 Liability to repay said security to the Tenant shall run with the reversion and title to said premises, whether any change in ownership thereof be voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. The Landlord shall assign or transfer said security, with notice to the Tenant, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to said premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall thereby be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no way be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the reversion or title.

                  5.4 The Tenant shall not otherwise mortgage, encumber or assign said security.

         6. COMPLIANCE

         Tenant represents and warrants to Landlord that the demised premises shall be used, occupied and maintained in full compliance with all New Jersey and Federal environmental laws, present and future, including but not limited to the New Jersey Spill Compensation and Control Act, the Environmental Cleanup
Responsibility Act, and all rules and regulations of NJDEPE and its various divisions. Notwithstanding any other provisions of this lease, Landlord shall be and remain responsible for environmental conditions existing on the Commencement Date and arising thereafter not due to the act or omission of this Tenant ("Landlord's Environmental Obligations").

                  6.1 At the expiration of the term of this lease, prior to the return of any security, the Tenant shall apply for and shall have received from the Bureau of Industrial Site Evaluation of the New Jersey Department of
Environmental Protection ("NJDEP") or any successors thereto, either a Non-Applicability Letter or a Negative Declaration or an Administrative Consent Order ("ACO") or other administrative approval with respect to the demised premises, for which Tenant shall have applied for pursuant to the Industrial Site Recovery Act N.J.S.A. 13:1K-6 et seq. and regulations promulgated thereunder ("ISRA") now or then in effect under this or successor legislation to effectuate the terms of this provision.

                  6.2 Landlord agrees to cooperate in the filing of all necessary documents required to obtain such Letter of Non- Applicability, Negative Declaration or ACO. The Landlord shall not be required to accept an ACO in satisfaction of Tenants responsibilities under this subsection, unless (i) such ACO permits the re-letting of the leased premises; (ii) such ACO is reasonably acceptable to Landlord's mortgages (whether such mortgagee currently holds a mortgage against the leased premises or not) and (iii) Tenant shall effectuate cleanup or detoxification or, alternately, at the option of the Landlord, post a suitable Performance Bond therefore. Application for a Non-Applicability Letter or Negative Declaration shall be made by Tenant, not less than six (6) months prior to the expiration of the term of this Lease and Tenant shall furnish Landlord with true and complete copies of all correspondence, documents, reports and submissions between Tenant and ISRA and any successors thereto. Tenant shall deliver such Non-Applicability Letter, Negative Declaration or ACO to Landlord on the expiration date of this Lease and in default thereof the following consequences shall issue:

                  6.2.1 If Tenant's failure to comply with this section prevents Landlord from re-renting the leased premises, then Tenant shall be obligated to continue to make monthly payments in the sum equivalent to the monthly payment for the last month of the term, until delivery of a NonApplicability Letter, Negative Declaration, ACO or other written determination by ISRA or any successors thereto, that the Tenant and the demised premises are not in violation of the Environmental Cleanup Responsibility Act or any successor legislation enacted.

                  6.2.2 In the event Tenant's rental obligation continues in accordance with sub paragraph 6.2.1 above, the Tenant shall have the option of remaining in possession of the leased premises until the rental obligation expires or Tenant may, at its option, vacate the leased premises.

                  6.2.3 Rental security shall be retained by the Landlord, pending Tenant's compliance. Landlord shall have the right during the term of the Lease to inspect and undertake sampling at the premises, for which purpose Tenant shall allow owner and owner's agent reasonable access. Should Landlord's sampling reveal that there has been a spill or discharge of hazardous substances or wastes by the Tenant at the leased premises and should Tenant, following written notice first given by the Landlord, fail to correct such spill or discharge within a reasonable period of time, then Landlord shall have the right to void this agreement on notice to Tenant but Tenant shall not be relieved of costs necessary to make the Landlord whole. Landlord's use of the Tenant's security to remediate shall not relieve the Tenant of restoring the security during the term of the lease if Landlord does not exercise its right to void the lease.

                  6.3 The parties shall, with respect to their respective environmental obligations, promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal Governments and of any and all their Departments and Bureaus applicable to, said premises, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New Jersey Department of Environmental Protection Agency and the Board of Fire Underwriters, at the Tenant's own cost and expense.

                  6.4 The Tenant's responsibility above set forth shall apply except insofar as said nuisances and violations or other grievances or breaches were or are included in Landlord's Environmental Obligations.

                  6.5 Tenant presently leases a portion of the leased premises as a subtenant. Tenant has no responsibility for environmental problems except those it created either as a subtenant or during this lease term and its extension as a direct tenant.

                  6.6 Landlord's Indemnity. Landlord shall be fully and solely responsible for the existence and remediation of any Regulated Substances affecting the premises as of the Commencement Date and those arising during the term from sources outside of the premises, unless caused by the acts or omissions of Tenant or those acting by or through Tenant ("Landlord's Environmental Obligations"). Landlord hereby agrees to save, defend with counsel reasonable satisfactory to Tenant, indemnify and hold harmless Tenant and its principals, officers, directors, trustees, agents and employees, from and against any and all claims, losses, liabilities, damages and expenses (including reasonable cleanup costs and attorneys fees arising under this indemnity) which may arise directly or indirectly from any use or any release of regulated substances on or under the premises resulting from Landlord's failure to comply strictly with the provisions of this section with respect to Landlord's Environmental Obligations.

         7. FAILURE TO COMPLY

         In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules orders, regulations and requirements or any of them, or in case the Tenant shall fail or neglect to make any necessary repairs, which failure or neglect continues for a period of ten days after notice thereof in writing or in the event such repair cannot be reasonably accomplished within the period set forth therein and any extension granted, and Tenant fails to commence such repair within the period set forth therein and any extension granted and diligently pursues same to completion, then the Landlord or the Landlord's agent may enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant; and in case of the Tenant's failure to pay therefor the said cost and expense shall be added to the next month's rent and be due and payable as such, of the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands.

         8. ASSIGNMENT AND SUBLETTING

         The Tenant shall not have the right to assign this agreement or under-let or underlease the premises or any part thereof, without the written consent of the Landlord, which consent shall not be unreasonably withheld. Any assignment/sub-lease shall include an acknowledgment by the sub- tenant of its acceptance of the terms of this lease and shall not exceed the calendar term of this lease. Acceptance of a subtenant or assignee shall not relieve the Tenant of any obligation hereinunder unless specifically stated in a writing signed by the Landlord. Tenant shall be responsible for any breach of this lease by its assignees/subtenant unless relieved of this obligation in writing.

         9. INSPECTION OF PREMISES

         Tenant agrees that the Landlord and Landlord's agents, and other representatives shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours, provided Landlord coordinates such inspection with the Tenant, so as to not interfere with the Tenant's operations, for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

         10. SHOWING PREMISES

         Tenant also agrees to permit the Landlord or Landlord's agent to show the premises during regular business hours to persons wishing to purchase the same; provided Landlord coordinates such inspection with the Tenant, so as to not interfere with the Tenant's operations, and also to show the premises during regular business hours to persons willing to hire the same after Tenant's failure to timely exercise an option and the Tenant further agrees that during the six months next prior to the expiration of the term, the Landlord or Landlord's agent shall have the right to place notices on the front of said premises, or any part thereof, offering the promises "To Let", and the Tenant hereby agrees to permit the same. to remain thereon without hindrance or molestation.

         11. OBSTRUCTING SIDEWALKS

         The Tenant shall neither encumber, nor obstruct the sidewalk in front of said premises, nor allow the same to be obstructed or encumbered in any manner.

         12. SIGNS

         The Tenant shall not place or cause or allow any sign to be placed on the roof of these premises without the express written consent of the Landlord, which consent shall not be unreasonably withheld; however, any municipal approvals required for the sign shall be at Tenant's sole cost and expense.

         13. DAMAGE TO PERSONAL PROPERTY

         It is expressly agreed and understood by and between the parties to this agreement that the Landlord shall not be held liable for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever.

         14. SUBORDINATION

         This instrument shall not be a lien against the said premises in respect to any mortgage or mortgages now on or that hereafter may be placed against said premises and the recording of such mortgage or mortgages shall have preference and be superior and prior in lien to this lease, regardless of the date of recording, and the Tenant agrees to execute any instrument which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages.

                  14.1 Should the Landlord default in the payment of any installment or installments due on any mortgage, or in any of the other terms of such mortgage or mortgages which would permit the mortgage to foreclose, the Tenant shall have the right to pay such sum or sums and deduct the same from subsequent rents to be paid to the Landlord.

                  14.2 As a condition to the occurrence of the Commencement Date, Landlord will arrange with the holder of all existing mortgages and thereafter with any future mortgagee for an agreement that foreclosure, dispossess or other forfeiture of title, shall not result in a disturbance of the possession use or enjoyment of the leased premises by Tenant provided Tenant is not in violation of the lease terms. Landlord will obtain the non-disturbance agreement from the existing lender within sixty (60) days from the commencement date of the initial term. Any subordination provision contained in the lease, relating either to ground leases or mortgages, is subject to the express condition that if Tenant is not in material default under the Lease, (a) Tenant will not be made a party in any action or proceeding brought by any person having rights superior to Tenant to recover possession of the premises or to foreclose any mortgage or for any other relief south, and (b) Tenant's possession under the lease shall not be disturbed. Landlord agrees to deliver to Tenant letters from any holder or rights superior to Tenant, including mortgagees and ground lessors, recognizing Tenant's rights hereunder, such deliver to take place within sixty (60) days following the commencement date of the initial term of the lease. Landlord agrees to indemnify and save harmless Tenant from any and all damages which Tenant may sustain as a result of (i) any action to foreclose any mortgages encumbering the real property and (ii) any termination of the ground lease, if any, resulting from Landlord's default thereunder.

                  14.3 At Tenant's request, Landlord shall provide consents and waivers of lien in favor of Tenant and Tenant's lenders, equipment vendors and equipment lessees with respect to the equipment, trade fixtures and personal property installed in or used at the premises.

         15. DEFAULT

         It is expressly understood and agreed, except as herein otherwise provided, that in case the demised premises shall be deserted or vacated, and if default be made in the payment of the rent or any part thereof as herein specified or, if, without the consent of the Landlord the Tenant shall sell, assign or mortgage this lease, or if default be made in the performance of any of the covenants and agreements in this lease by Tenant, or if the Tenant shall file a petition in bankruptcy or arrangement, or be adjudicated a bankrupt or make an assignment for the benefit of creditors, or take advantage of any insolvency act, and if any such failure or default continues for 10 days following notice to Tenant if the failure or default relates to payment or 30 days following notice to Tenant for other defaults or failures unless, other than payment, the obligation is the Tenant's under the Lease, then, the Landlord may, if it so elects, terminate this lease and any remaining term thereof, upon giving to the Tenant ten (10) days' notice in writing of the Landlord's intention so to do; and upon the giving of such notice this lease and the term thereof shall terminate, expire and come to an end on the date fixed in such notice as if said date were the date originally fixed in this lease for the termination or expiration thereof

                  15.1 It is further agreed that there shall be no enforceable default against the Tenant or any objection to the exercise of any option or right granted to the Landlord under any provision of the lease in the event of default or omission by the Tenant, unless notice of such default or omission shall have been given to the Tenant by certified and regular mail, said notice specifying the default or omission complained of; and the Tenant shall have twenty (20) days after the actual receipt of such notice to comply with or remedy such default or omission of if such default or omission shall be of such a nature that the same cannot be completely remedied or corrected within such twenty-day period, Tenant shall advise Landlord of same in writing and shall, with reasonable diligence and in good faith, proceed to correct or remove the default complained of.

         16. NOTICES

         All notices required to be given to the Tenant may be given by certified and regular mail addressed to the Tenant at 10 Fairways Court, P.O. Box 195, Northvale, New Jersey 07647, directed to the attention of Ronald Tassello, with a copy to Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attn: R. Barry Stiger, Esquire, or to such other person, firm or corporation or addresses as the Tenant may notify the Landlord by notice as provided below.
         All notices required to be given to the Landlord may be given by certified mail addressed to the Landlord at 300 Jacksonville Road, P. 0. Box 117, Pompton Plains, New Jersey, or to such other person, firm or corporation or addresses as the Landlord may notify the Tenant in writing by notice as provided above.
         17. STRICT PERFORMANCE

The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of ally such covenants, conditions or options, but the same shall be and remain in full force and effect.

         18. LANDLORD'S RE-ENTRY

         In the event that the relation of the Landlord and Tenant ceases or terminates by reason of the re-entry of the Landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the

Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the reentry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected, if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained. Notwithstanding the foregoing, Landlord shall make a good faith effort to mitigate Tenant's damages, by attempting to re-let the leased premises.

         19. LIABILITY INSURANCE

                  19.1 The Tenant shall, at its own cost and expense, take out and maintain in force at all times for the benefit of the Landlord and the Tenant, in a solvent insurance company or companies authorized to do business in the State of New Jersey, a present or future standard policy or policies of general liability insurance as generally issued, covering all of the leased premises in the amount of $2,000,000 in the event of a single accident, injury or disaster; and in the amount of $4,000,000 in the event of any accident, injury or disaster to any number of persons arising out of one accident; and in an amount of $2,000,000 for damages or injury to property and provide Landlord with continuous proof of same annually on the anniversary date of this lease. Failure of the Tenant to obtain such insurance or to pay any and all premiums shall constitute a default hereunder for which the Landlord shall have all remedies for defaults as in the case of failure to pay rent.

                  19.2 The policy shall name the Landlord as an additional "insured" and shall contain an appropriate provision exculpating the Landlord from any liability of obligation to the Tenant and the insurance carrier.

                  19.3 The Tenant shall, at its own costs and expense, take out and maintain contents insurance.

         20. FIRE INSURANCE

         The Tenant shall, at its own cost and expense, take out and maintain in force at all times for the benefit of the Landlord and the Tenant, in a solvent insurance company authorized to do business in the State of New Jersey, a present or future standard policy of fire insurance as generally issued, covering all of the leased premises in the amount of $4,000,000 in the event of a single occurrence. Tenant shall insure the premises including Landlord's loss of rent and Additional Rent against the perils covered by standard fire and extended coverage all risk policies, including burglary, malicious mischief and vandalism, sprinkler, insurance, boiler and pressure vessel and miscellaneous equipment insurance, including pressure pipes, air conditioning systems, electric motors, air-tanks, compressors and pumps, demolition and increased cost of construction in such amount as Landlord may reasonably require. In the event that it shall be impossible to obtain fire and extended coverage insurance on the buildings and improvements on the premises, in the form and with fire insurance companies reasonably acceptable to Landlord, because of any reason due to or connected with the occupancy of the Tenant, the Landlord may at its option, at any time thereafter terminate this Lease and the term thereof by giving the Tenant thirty
(30) days notice in writing of its intent to do so.

                  20.1 Tenant shall provide Landlord with proof of insurance annually and notify Landlord of any claims made thereunder.

                  20.2 Waivers of Subrogation. Each party agrees to use reasonable efforts to include in each of its policies insuring against loss, damage or destruction by fire or other insured casualty either (a) a waiver of the insurer's right of subrogation against the other party (and, in case of Tenant's policies, against any additional insured) or (b) should such waiver be unobtainable (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a covered casualty or (ii) any other form of permission from the insurer for the release of such responsible party. If such waiver, agreement or permission shall not be obtainable without additional charge or at all, the insured party shall so notify the other party promptly. If such waiver, agreement or permission shall be obtainable at additional charge, then the insured party agrees to pay such charge.

         21. FIRE LOSS

                  21.1 If the leased building or premises is partially damaged by fire or other insured risk and such damage can be repaired within forty-five
(45) days after the date of such fire, then (1) this lease shall remain in full force and effect; (2) the Landlord shall promptly repair such damage at Landlord's expense; and (3) there shall be a proportionate abatement of rent for so much of the leased premises as may be untenantable during the period of such repair.

                  21.2 If the leased building or premises is destroyed by fire or other casualty to such extent as to make it substantially untenantable (25% or more of the leased premises), and if the Landlord within forty-five (45) days after such occurrence (1) shall decide not to rebuild, or (2) shall not rebuild (with the same facilities and appurtenances existing before such occurrence) and
(3) if Tenant does not elect to rebuild (utilizing the insurance proceeds to do so) and continue the payment of rent without abatement during such rebuilding; then this lease shall terminate at the option of the Landlord or Tenant upon written notice given by either party to the other party within ninety (90) days after such casualty. Upon the expiration of twenty (20) days after such termination (1) the Tenant shall surrender said premises and all of the Tenant's interest therein to the Landlord; (2) there shall be a proportionate adjustment, refund and abatement of rent computed as at and to the date of such occurrence;
(3) there shall be a refund of any rent paid in advance as at the time of such occurrence; and (4) the Landlord may re-enter and repossess the premises thus discharged from this lease and remove all parties therefrom.

                  21.3 Tenant shall immediately notify the Landlord in case of fire or other damage to the premises.

         22. MECHANIC'S LIENS

         In the event the Tenant shall do any acts or make any contract which may create or be the foundation for any lien upon the premises or other estate or reversion of the Landlord in the premises herein demised or upon the building or improvements thereon, or should any such lien be filed by reason of any such acts or contracts made by the Tenant, then the Tenant shall post a bond insuring the discharge of same or otherwise discharge the same within sixty (60) days after written notice and demand therefor on the part of the Landlord.

         23. EMINENT DOMAIN:

                  23.1 If the land and premises leased herein, or of which the leased premises are a part, or any portion thereof which materially affects Tenant's use of the premises, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions but under threat thereof, the Landlord shall grant an option to purchase and or shall sell and convey the said premises or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land and premises or any portion thereof which materially affects Tenant's use of the premises, then this Lease shall terminate, and the term hereof shall end as of such date as the terminating party shall fix by notice in writing; and the Tenant shall have no claim or right or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of the Tenant to damages, if any, are hereby assigned to the Landlord.

The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utilities seeking to take or acquire the said lands and premises or any portion thereof. The Tenant covenants and agrees to vacate the said premises, remove all of the Tenant's personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord in the aforementioned notice. Failure by the Tenant to comply with any provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant's breach hereof.

                  23.2 Nothing stated in Par. 23.1 shall be construed to limit the Tenant's right to relocation costs or recovery for the costs of its equipment, trade fixtures and other installations, as otherwise permitted by law.
                  23.3 If a condemnation or taking shall make access to the premises or Tenant's use of the premises unfeasible for Tenant's operations then Tenant shall have the right to terminate this Lease. If the Lease is not terminated by either Landlord or Tenant as permitted under this Article 23, then after any taking or a part of the premises, the rent shall be reduced proportionately.

         24. QUIET ENJOYMENT

         The Landlord does covenant that the said Tenant on paying the said rent and performing the covenants aforesaid, shall and may peaceably and quietly have, hold and enjoy the said demised premises for the term aforesaid.

         25. BINDING

         The covenants and agreements contained in this entire instrument shall inure to the benefit of and be binding upon the parties hereto and their respective assigns, heirs, successors, executors and administrators.

         26. PLACE OF PAYMENT

         All payments required to be made by the Tenant to the Landlord in pursuance of any of the provisions of this lease may be made by the Tenant in cash or by certified check, or by Tenant's regular business account check, by mailing same to the Landlord at 300 Jacksonville Road, P. 0. Box 117, Pompton Plains, New Jersey, or to such other address or to such other person, firm or corporation as the Landlord may direct by giving notice to the Tenant in writing.

                  26.1 If any of the Tenant's checks are dishonored for any reason, all future payments shall be by certified check.

         27. AUTHORITY TO EXECUTE

         If any party to this Lease is a corporation, the parties executing this Lease on behalf of the corporation represent that they have been granted the authority to execute this Lease by the corporation, by a validly adopted Corporate Resolution. In the event any party to this Lease is a Partnership, the parties executing this Lease on behalf of the Partnership represent that they are authorized by the Partnership Agreement to bind the Partnership to the terms of this Lease Agreement.

         28. ISSUANCE OF CERTIFICATE OF OCCUPANCY - CONTINGENCY

         Landlord and Tenant shall work promptly to obtain all permits necessary for occupancy but it shall be the Tenant's responsibility to apply for same at its cost. Failure to do so shall not relieve the Tenant of any rental obligations.

         29. REALTOR'S COMMISSION. The parties represent that no Real Estate Broker has been involved in this transaction and that the party that violates this representation shall be responsible for payment of any real estate commission that lawfully becomes due and payable.

         30. ESTOPPEL CERTIFICATES.

                  30.1 Tenant, upon twenty (20) days prior request, will execute, acknowledge and deliver to Landlord a statement executed by an appropriate officer of Tenant, certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that this lease is in full force and effect as modified and setting forth such modifications) and the dates to which the base rent, additional rent and other sums payable hereunder have been paid, and stating that to the knowledge of the signatory to such certificate no default of which the signatory may have knowledge shall have occurred (or, if Landlord's default shall have occurred and be continuing, stating the nature of such Landlord's default). Such statement by Tenant may be relied upon by any mortgage holder or by prospective purchaser of the premises.

                  30.2 Landlord, upon twenty (20) days prior request, will execute, acknowledge and deliver to Tenant a statement executed by an appropriate officer of Landlord, certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that this lease is in full force and effect as modified and setting forth such modifications) and the dates to which the base rent, additional rent and other sums payable hereunder have been paid, and stating that to the knowledge of the signatory to such certificate, which knowledge may be limited to the financial aspects of the lease, no default of which the signatory may have knowledge shall have occurred (or, if Tenant's default shall have occurred and be continuing, stating the nature of such Tenant's default). Such statement by Landlord may be relied upon by any mortgage holder or by prospective assignees or subtenants of the premises.

         31. RIGHT OF FIRST REFUSAL.

                  31.1 Right of First Refusal. During the term, as it may be extended hereunder, Tenant shall have a right of first refusal to purchase the premises on the following terms and conditions. If Landlord receives an acceptable offer ("Offer") to purchase the premises, which Offer shall be in the form of a fully executed, contingent contract, then Landlord shall provide a copy of the Offer to Tenant, which shall have 15 days to elect to enter into a contract on the same terms and conditions described in the Offer, TIME BEING OF THE ESSENCE FOR TENANT'S ELECTION. If Tenant fails to exercise its right of first refusal hereunder and Landlord shall fail to close an actual sale with the prospect in substantial conformity with the Offer within 180 days after providing Tenant with a copy thereof, then Tenant's rights with respect to such prospect's Offer shall be reinstated.

                  31.2 Estate Planning Exceptions. Tenant's right of first refusal under section 31.1 shall apply to the sale of controlling interest in Landlord, but shall not apply to transfers, whether voluntary or by operation of law, by will, trust, bequest or otherwise, between partners of the Landlords or from such partners to members of their immediate families (for this purpose meaning the spouse and children of Robert E. Fazekas and/or Edward Jaffy), or trusts, partnerships or other entities for their benefit or which they control, but shall apply to any transfer thereafter.

         32. Landlord represents and warrants that (a) the property is in full compliance with applicable laws, (b) contains no underground storage tanks, (c) is not the subject of any environmental remediation or investigation, (d) is otherwise in compliance with all environmental laws, including ISRA, in connection with their activities and termination of operations at the property. Landlord will obtain from Hasbro, Inc. all DEP clearances prior to its vacating the premises on February 28, 2001 and provide Tenant with a copy of same.

                  IN WITNESS WHEREOF, the parties have set their hands and seals or caused these presents to be signed by their proper corporate officers and caused their proper corporate seals to be hereunto affixed, this
18TH   day of September, 2000.

Signed, Sealed and Delivered

ATTEST:                                              BALTEK CORPORATION


 /s/ Harold Gutman                          BY  /s/ Ronald Tassello
--------------------------------               ---------------------------------
                                               RONALD TASSELLO,



WITNESS:                                       EDRO ASSOCIATES


 /s/ Neleda Caraballo                      BY   /s/ Robert E. Fazekas
--------------------------------               ---------------------------------
                                               ROBERT E. FAZEKAS, Partner

                                   EXHIBIT A



                 [PLAYSKOOL BABY PLANT FLOOR PLAN APPEARS HERE]

                                   EXHIBIT B

                                                                     1 OF 3
August 17, 2000

Dear Bob,

This memo will confirm our discussion of 8/16 and 8/17 at which time we agreed to the following: I made the changes to the original memo sent to you on August 4th so you would not have to refer to two memo's. Anything new added to the original has been underlined

Section 10 (Alterations) in the agreement, states the following, "all additions and improvements made by the Tenant shall belong to the Landlord, unless otherwise agreed in writing."

I mention the above section because many of the items you have asked us to remove would fall under that section and we do not want to be responsible for removing anything that belongs to you.

The items that fall into this category are as follows.
1 The three cinder block rooms, including the lighting that goes with them. We agree to remove the sample room only, including the lighting that goes with it. It amounts to removing 2 cinder block walls.
2. Any permanent office that was erected, including the ones you asked us to take down. You agreed.
3. Any wiring, conduit, or distribution panels. We will remove the wiring form the production equipment to the distribution panels.

As for the landscape around the stream. Our environmental person Kevin England, has deemed this as wetland. He feels if he goes to the agency who determines this, they will rule it that way. What we are willing to do is have you get a quote to cut the brush back. If the quote is reasonable we will allow you to get it done. You, as the owner of the building, will have to accept responsibility if any government agency challenges the work. We will pay you when you issue us a bill and a copy of your contractors invoice. We will clean any obvious trash that was dumped into the stream, if any, prior to vacating the premise. You can have DePaola do this job. Is included in their quote for $2.385. See 1 below.

The following list contains the Items we will take care of:

1 Cut back the trees at the comer of the building so that they are not touching the building. Part of DePaola job. $2.385 total job.
2    Remove the posts and chain in the front of the building. Done
3 Repair or replace missing or damaged curb at the back of the building only. Any other damaged curb is considered normal wear and tear over the 21 years we occupied the building. We will pay you $6.000 toward all curb repair or replacement.
4 Remove the Hasbro/Playskool signs on the outside of the building and patch any holes make in the structure of the building. Done
5    Re-paint or replace all parking sings on the outside of the building. Ok
6    Repair the cracks in the parking lot. Ok
7 We will have a general contractor replace the caulking on the windows in the front of the building, repair cracks in walls near the dumpster and repair cracks in the walls near the docks caused by trucks backing in. They will not repair stress cracks. Ok
8 Repair the last canopy, number 6 in our drawing. Also repair the tear in the side of the canopy identified during our walk through. Done
9    Make sure all exterior lighting is in working condition. Ok
10   Replace the bumpers at the docks. Ok

                                                                     2 OF 3


11 Remove the frailer in back of the building and repair the indentations it made in the lot. Ok
12 Remove the 3 large and 1 small condensers from the back of the building and patch the holes made in the structure of the building. Will also remove the interior units, wiring and plumbing. Shah is using one of the units and wants to keep it in until he moves out. At that time he will remove the last unit
13 Remove all wad signs and pictures on the inside of the building and patch holes. Ok
14 Remove all loose wires that the landlord identifies for us to remove. These are wires that are not connected to anything. (Providing we put them there.) Ok
15 Repair the floor where a wiring pipe was sticking out, as identified during our walk through. Ok
16   Repair the sheet rock around the columns in the building. Done
17 Remove the portable in plant office and patch any holes made. One done. Will use the second one for his tool room and remove it upon termination. Cannot locate the third unit.
18 Replace all non-functional bulbs and or ballast's inside building. Ok. Add offices, bathroom and bathroom exhaust fans.
19   Make sure all emergency exit lights and signs are repaired. Ok
20   Work with ADT to terminate our contract and turn it over to Baltek. Ok
21   Have Wells Fargo remove their system. Done
22   Replace all stained ceiling tiles. Ok
23 Repair the sliding door at the closet as described during our walk through. Dope
24 Service the 6 roof top HVAC units. (Tri County has quoted this job at a total cost of S994.00. They can do the lob.) You will have TC do the job.
25 Service the conference room air conditioner. (Tri County has quoted this job at a total cost of $616.00. They can do the job.) You will have TC do the Job.
26 Repair heating and cooling unit on the second floor. (Tri County has quoted this job at a total cost of $474.00. They can do the job.) You will have TC do the Job
27 Repair the computer room air conditioner system. You will have TC do the job for a total cost of $1144.26.
28 Service 6 warehouse heater units. (Tri County has quoted this job at a total cost of $698.00 They can do the job.) You will have TC do the job.
29 Repair the thermostat at the loading dock. (Tri County has quoted this job and 30 below for a total cost of $521.00. They can do the job.) You will have TC do the Job.
30 Service the tubular infra heaters at the loading docks. You will have TC do the job

We feel all of these item can be done prior to August 31, 2000. Certainly all of the items on the inside of the building, which will allow your new tenant to move in on September 1st.

We do not intend to replace anything identified as being replaced in the Tri County AC Company proposal dated 6/2/00. These items are beyond repair and have outlived their usefulness over the 21 years we occupied the building.

Note 1.: You will have Tri County quote repairing the above items. You will submit the quote to us for approval It is my understanding that Baltek wants to keep the Modular furniture in place. At termination we will remove all equipment, including exhaust stacks and repair all penetrations.

Best Regards.

Bill Esposito


Your items A thru J

     A.   4 Warehouse unit heaters. See note 1 above.
     B.   2 Loading Dock heaters. See note 1 above.

                                                                     3 OF 3


     C.   1 heater in Compressor room and 1 in SS room. See note 1 above
     D.   Re-stripe parking lot. We will pay you $400 toward re-striping.
     E.   Paint exterior doors and railing. Will not do.
     F.   Shampoo rugs and paint. Will not do.
     G.   Clean and check  louvers,  ceiling fans and exhaust fans in warehouse.
          OK
     H.   Repair sprinkler blow out conduits. Ok
     I.   Replace hot water heater. Ok
     J.   Replace concrete curbing. See 3 above.
     K    Total property clean UP. See 1 above.
     L.   Will not do.

I think that covers everything Bob


Best Regards.

/s/ Bill

Bill

                                    Exhibit C

                                  Tenant's Work




     1.   Widening loading dock door from 9' wide to 10' wide.

     2.   Widening door from loading area to warehouse from 8' to 10'

     3.   Put in a drive in overhead door in warehouse